UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2025

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2025, AquaBounty Technologies, Inc. (the “Company”) entered into Note Purchase Agreements, each substantially in the form attached as Exhibit 10.1 attached hereto (the “Agreements” or “Note Purchase Agreements”), with certain investors (the “Investors”), providing for the issuance and sale of Senior Notes at par in an aggregate principal amount of $4,000,000 (the “Senior Notes”) in a private placement transaction. The Senior Notes have the following characteristics and terms: (i) unsecured, (ii) nonconvertible, (iii) bear interest at 18% per annum, (iv) scheduled maturity date of 18 months from closing, and (v) principal and interest payable at maturity, or earlier if accelerated pursuant to an event of default. The Senior Notes provide for certain restrictive covenants of the Company, as well as events of default including, but not limited to, (a) non-payment, (b) breach of covenants, (c) insolvency, (d) unauthorized changes to board composition, (e) failure to maintain Nasdaq listing compliance, (f) delayed SEC filings, and (g) financial restatements with material adverse effect. Among other remedies, the Senior Notes provide the Investors the right to nominate an additional director to the Company’s Board of Directors (the “Board”) upon the occurrence of an event of default, subject to certain conditions. The Agreements required certain resignations from and appointments to the Board, as described in Item 5.02 below.

On October 28, 2025, the Investors funded the $4,000,000 payable under the Agreements to the Company, and the Company issued the Senior Notes to the Investors. The net proceeds from the issuance of the Senior Notes are expected to be used for general corporate purposes, including working capital and operational funding, as well as the repayment of certain debts.

In addition, on October 28, 2025, the Company entered into a placement agency agreement with Univest Securities, LLC (“Univest”) to serve as the placement agent for the Senior Notes (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay Univest a fee equal to 7.0% of the gross proceeds received from the sale of the Senior Notes, as well as up to $125,000 for out-of-pocket expenses, including reasonable fees and expenses of counsel.

The foregoing descriptions of (i) the Agreements and Senior Notes, and (ii) the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, as set forth in Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. Beginning with the occurrence of the First Resignation Trigger (as defined below), the New Directors (as defined below) will constitute a majority of the Board, and will have the power to appoint persons to the Board to fill the vacancies on the Board caused by the Resignation Triggers (as defined below) and, accordingly, the Investors will have the ability to designate a majority of the Board. Such transaction would result in a change in control of the Company. The Investors do not directly or indirectly beneficially own any voting securities of the Company. The Investors funded the Senior Notes from their available cash resources.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the funding of the Senior Notes, as required as a condition to the Note Purchase Agreements, on October 28, 2025, Christine T. St.Clare and Gail Sharps Myers resigned from the Board, and Graydon Bensler and Braeden Lichti (the “New Directors”) were appointed as independent members of the Board to fill the resulting vacancies, effective immediately. The New Directors were appointed pursuant to an arrangement with the Investors, in accordance with the Agreements.

Graydon Bensler is a Chartered Financial Analyst (CFA) and an executive with experience in capital markets, corporate finance, and strategic leadership. He has held senior roles including Chief Executive Officer of PMGC Holdings Inc., a diversified public holding company, and of Elevai Biosciences, Inc, a subsidiary of PMGC Holdings, Inc., and has served as a director for multiple publicly traded companies. Mr. Bensler holds a Bachelor’s degree in Management and Organizational Studies, with a specialization in Finance, from the University of Western Ontario.

Braeden Lichti is the Chief Executive Officer of BWL Investments Ltd., a privately held holding corporation, and NorthStrive Companies, Inc., a U.S. based investment and advisory services company. Mr. Lichti has served as a director for multiple publicly traded companies.

Each of the New Directors will serve on the Board’s Audit Committee and the Board’s Compensation and Human Capital Committee, effective immediately. The New Directors have no related party transactions with the Company that are reportable under Item 404(a)

of Regulation S-K, other than as otherwise disclosed herein. The New Directors will be compensated and reimbursed for expenses on the same terms as the current members of the Board of Directors.

As required as a condition to the Note Purchase Agreements, on October 28, 2025, Sylvia Wulf delivered to the Company a written notice of resignation from the Board, with such resignation to become effective upon the satisfaction of the following conditions: (a) the funding of the Senior Notes and (b) the earlier of (x) the closing of a (A) change of control transaction of the Company or (B) sale or disposition of all or in excess of 33% of the Company’s assets, or (y) January 31, 2026, provided that such resignation shall only be effective if either (i) there is a customary directors and officers insurance tail policy in place, or (ii) the Board has approved obtaining a tail policy to be bound and effective as of the effective date of the later resignation of Rick Sterling (current member of the Board) or David A. Frank (current chief financial officer and interim chief executive officer), and the Company has set aside the necessary funds to purchase a tail policy at such time (the “First Resignation Trigger”).

In addition, as required as a condition to the Note Purchase Agreements, on October 28, 2025, Rick Sterling (together with Sylvia Wulf, Christine T. St.Clare and Gail Sharps Myers, the “Resigning Directors”) delivered to the Company a written notice of resignation from the Board, with such resignation to become effective upon the satisfaction of the following conditions: (a) the funding of the Senior Notes, and (b) the date of the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025, provided that such resignation shall only be effective if either (x) there is a customary directors and officers insurance tail policy in place, or (y) such tail policy has been purchased, to be effective as of the effective date of the later resignation of Rick Sterling or David A. Frank, (the “Second Resignation Trigger” and, together with the First Resignation Trigger, the “Resignation Triggers”).

The Resigning Directors provided their resignations pursuant to the Note Purchase Agreements, and did not provide their resignations as the result of a disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1

Form of Note Purchase Agreement between the Company and each Investor (including the Form of Senior Note as Appendix A to Note Purchase Agreement), together with a schedule identifying the name of each Investor and the amount of investment.

10.2	Placement Agent Agreement, dated October 28, 2025, between the Company and Univest Securities, LLC.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: October 28, 2025	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer